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                                                                    EXHIBIT 16.1


                         [Grant Thornton LLP Letterhead]



September 8, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 6, 2000, of Cambio, Inc. and are in agreement with the statements contained in paragraphs 1 and 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Grant Thornton LLP